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EXHIBIT 10.13(b)


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT



This Second Amendment to Employment Agreement is made and entered into as of July 18, 2000, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and Kurt A. May ("Executive").


                                    RECITALS

A) On August 19, 1998 an Employment Agreement was made and entered into by and between Employer and Executive.

B) Effective October 1, 1999, Section 2.1 of the Employment Agreement was amended, such that Executive's annual base salary was increased to $225,000.

C) Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

                                    AGREEMENT

1)   Section 3.1 of the Employment Agreement, which provides:

     3.1 TERM. The term of Executive's employment hereunder shall commence on October 19, 1998 and shall continue until October 18, 2000 unless sooner terminated or extended as hereinafter provided (the "Employment Term").

is hereby amended, effective as of July 18, 2000, to provide as follows:

     3.1 TERM. The term of Executive's employment hereunder shall commence on October 19, 1998 and shall continue until October 18, 2001 unless sooner terminated or extended as hereinafter provided (the "Employment Term").


2) All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.




EXECUTIVE                                                     EMPLOYER
                                            PRICESMART, INC.

/s/ Kurt A. May                             By: /s/ Allan C. Youngberg
----------------------
                                            Name: Allan C. Youngberg

                                            Its: Executive Vice President
                                                 and Chief Financial Officer